EXHIBIT 99.2
JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC

By:	/s/Andrew Prodromos	Date: 7/30/24
Name:	Andrew Prodromos
Title:	Attorney-in-Fact

INSIGHT VENTURE ASSOCIATES IX, LTD.

By:	/s/Andrew Prodromos	Date: 7/30/24
Name:	Andrew Prodromos
Title:	Attorney-in-Fact

INSIGHT VENTURE ASSOCIATES IX, L.P. By: Insight Venture Associates IX, Ltd., its general partne

By:	/s/Andrew Prodromos	Date: 7/30/24
Name:	Andrew Prodromos
Title:	Attorney-in-Fact

INSIGHT VENTURE PARTNERS IX, L.P. By: Insight Venture Associates IX, L.P., its general partner By: Insight Venture Associates IX, Ltd., its general partner

By:	/s/Andrew Prodromos	Date: 7/30/24
Name:	Andrew Prodromos
Title:	Attorney-in-Fact

INSIGHT VENTURE PARTNERS (CAYMAN) IX, L.P. By: Insight Venture Associates IX, L.P., its general partner By: Insight Venture Associates IX, Ltd. its general partner

By:	/s/Andrew Prodromos	Date: 7/30/24
Name:	Andrew Prodromos
Title:	Attorney-in-Fact

INSIGHT VENTURE PARTNERS (DELAWARE) IX, L.P. By: Insight Venture Associates IX, L.P., its general partner By:Insight Venture Associates IX, Ltd., its general partner

By:	/s/Andrew Prodromos	Date: 7/30/24
Name:	Andrew Prodromos
Title:	Attorney-in-Fact

INSIGHT VENTURE PARTNERS IX (CO-INVESTORS), L.P.

By:	/s/Andrew Prodromos	Date: 7/30/24
Name:	Andrew Prodromos
Title:	Attorney-in-Fact